                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      September 20, 2002
                                                 -------------------------------




                                HOLLY CORPORATION
                                -----------------
             (Exact name of registrant as specified in its charter)


          Delaware                       001-03876               75-1056913
-----------------------------   --------------------------  --------------------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
of incorporation)                                           Identification No.)


      100 Crescent Court, Suite 1600
               Dallas, Texas                                    75201-6927
-----------------------------------------                       ----------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code         (214) 871-3555
                                                    ----------------------------

ITEM 5.     OTHER EVENTS

On September 20, 2002, the Company issued the following press release:

         HOLLY CORPORATION REPORTS FISCAL 2002 RESULTS

                  Dallas, Texas, September 20, 2002 -- Holly Corporation (AMEX-HOC), today reported results for the Company's fiscal year ended July 31, 2002.

                  Net income for the three months ended July 31, 2002 was $6.1 million ($.38 per diluted share) compared to net income of $19.6 million ($1.24 per diluted share) for the three months ended July 31, 2001. For the year ended July 31, 2002, net income was $32.0 million ($2.01 per diluted share) compared to $73.5 million ($4.77 per diluted share) for the year ended July 31, 2001. The reduced income for both the quarter and year ended July 31, 2002, as compared to the prior year periods, resulted principally from lower refined product margins.

                  During the year ended July 31, 2002, the Company, along with the refining industry as a whole, experienced substantially lower refining margins compared to the very favorable refining margins that prevailed in the prior year. Refining margins have declined since the end of the Company's first quarter in October 2001, as increases in crude oil costs have outpaced product price increases. The Company's revenues and cost of products sold were lower in fiscal 2002, as compared to fiscal 2001, due principally to lower refined product sales prices and lower costs of purchased crude oil in the current fiscal year. Additionally, production of refined products was reduced during the year ended July 31, 2002 as a result of two planned maintenance turnarounds at the Company's Navajo Refinery, the first in August 2001 and a second 29-day extended turnaround in November and December 2001. Comparing the fourth quarter of fiscal 2002 to the fourth quarter of fiscal 2001, revenues decreased due to lower refined product sales prices, partially offset by the increased production in the fourth quarter of fiscal 2002. Cost of products sold increased in the fourth quarter of fiscal 2002, as compared to the fourth quarter of fiscal 2001, due principally to the increased production.

                  "Refinery margins for the Company, and the industry, remained at disappointing levels through much of the fiscal year, especially when looking back at the very strong margins of a year ago. However, we are extremely pleased that Company initiated improvements helped to somewhat mitigate these disappointing margins. For the fourth quarter and the fiscal year the Company generated $16.9 million and $80.0 million respectively of earnings before interest, taxes and depreciation, reflecting benefits of the Company's recent operational improvements. Although not the record year as experienced in fiscal 2001, net income for the 2002 year was more than $10 million higher than net income for any other year since 1990," said Matthew P. Clifton, President of Holly. "As our cost reduction and production efficiency program initiated in 2000 is now substantially complete, we are currently realizing the full benefits as planned from that program. Looking forward, we will continue to look for new ways to control costs and increase production efficiency. Additionally, much of our efforts in the new fiscal year will be directed towards the previously announced construction of a gas oil hydrotreating unit at

         Navajo's Artesia, New Mexico refining facility and the expansion of our New Mexico refining capacity. We are hopeful that the good refining environment experienced in the last half of calendar 2000 and through most of 2001 will return and we believe that the Company, with its extremely strong balance sheet and recent and ongoing operational enhancements, is well positioned for the future."

                  Holly Corporation, through its affiliates, Navajo Refining Company and Montana Refining Company, is engaged in the refining, transportation, terminalling and wholesale marketing of petroleum products.

                  The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management's belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the costs of defense and the risk of an adverse decision in the pending litigation against the Company brought by Longhorn Partners Pipeline, L.P., general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. The Company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

STATEMENT OF INCOME (Unaudited)

                                                          THREE MONTHS ENDED               YEARS ENDED
                                                                JULY 31,                     JULY 31,
                                                       --------------------------    --------------------------
                                                          2002           2001           2002           2001
                                                       -----------    -----------    -----------    -----------
                                                                 (In thousands, except per share data)
Sales and other revenues ...........................   $   253,878    $   264,837    $   888,906    $ 1,142,130

Operating costs and expenses
   Cost of products sold ...........................       206,889        195,086        698,245        871,321
   Operating expenses ..............................        24,560         25,945         96,289        100,410
   Selling, general and administrative expenses ....         6,138          5,640         22,248         23,123
   Depreciation, depletion and amortization ........         7,670          7,736         27,699         27,327
   Exploration expenses, including dry holes .......           555            880          1,379          2,042
                                                       -----------    -----------    -----------    -----------
        Total operating costs and expenses .........       245,812        235,287        845,860      1,024,223
                                                       -----------    -----------    -----------    -----------
Income from operations .............................         8,066         29,550         43,046        117,907

Other income (expense)
   Equity in earnings of joint ventures ............         1,114          2,391          7,753          5,302
   Interest expense, net ...........................          (369)          (343)        (1,425)        (2,467)
   Other income ....................................            --          1,153          1,522          1,153
                                                       -----------    -----------    -----------    -----------
                                                               745          3,201          7,850          3,988
                                                       -----------    -----------    -----------    -----------
Income before income taxes .........................         8,811         32,751         50,896        121,895
Income tax provision ...............................         2,718         13,144         18,867         48,445
                                                       -----------    -----------    -----------    -----------
Net income .........................................   $     6,093    $    19,607    $    32,029    $    73,450
                                                       ===========    ===========    ===========    ===========


Net income per common share - basic (1) ............   $      0.39    $      1.27    $      2.06    $      4.84

Net income per common share - diluted (1) ..........   $      0.38    $      1.24    $      2.01    $      4.77

Average number of common shares outstanding (1):
  Basic ............................................        15,593         15,418         15,560         15,187
  Diluted ..........................................        15,947         15,829         15,971         15,387



   1) A two-for-one stock split was effected in July 2001. All references to the number of shares and per share amounts have been adjusted to reflect the split on a retroactive basis.

BALANCE SHEET DATA (Unaudited)

                                                           JULY 31,
                                                -------------------------------
                                                     2002             2001
                                                --------------   --------------
                                               (In thousands, except ratio data)
Cash and cash equivalents ...................   $       71,630   $       65,840
Working capital .............................   $       59,873   $       57,731
Total assets ................................   $      502,306   $      490,429
Total debt, including current maturities ....   $       34,285   $       42,857
Stockholders' equity ........................   $      228,556   $      201,734
Total debt to capitalization ratio ..........             13.0%            17.5%


OTHER FINANCIAL DATA (Unaudited)

                                                         THREE MONTHS ENDED               YEARS ENDED
                                                               JULY 31,                     JULY 31,
                                                     --------------------------    --------------------------
                                                        2002            2001           2002           2001
                                                     -----------    -----------    -----------    -----------
                                                                          (In thousands)
Sales and other revenues by segment(2) ...........
   Refining ......................................   $   248,363    $   259,723    $   868,730    $ 1,120,248
   Pipeline Transportation .......................         5,193          4,448         18,588         18,454
   Corporate and Other ...........................           322            666          1,588          3,428
                                                     -----------    -----------    -----------    -----------
   Consolidated ..................................   $   253,878    $   264,837    $   888,906    $ 1,142,130
                                                     ===========    ===========    ===========    ===========

Income (loss) from operations by segment(2)
   Refining ......................................   $     8,579    $    30,296    $    42,725    $   116,218
   Pipeline Transportation .......................         3,042          2,019         10,621         10,243
   Corporate and Other ...........................        (3,555)        (2,765)       (10,300)        (8,554)
                                                     -----------    -----------    -----------    -----------
   Consolidated ..................................   $     8,066    $    29,550    $    43,046    $   117,907
                                                     ===========    ===========    ===========    ===========

Cash flow from operating activities ..............   $    30,642    $    37,183    $    41,847    $   105,641
Capital Expenditures .............................   $    14,497    $     7,587    $    35,313    $    28,571
EBITDA(3) ........................................   $    16,850    $    40,830    $    80,020    $   151,689

2) The Refining segment includes the Company's principal refinery in Artesia, New Mexico, which is operated in conjunction with refining facilities in Lovington, New Mexico (collectively, the Navajo Refinery) and the Company's refinery near Great Falls, Montana. Included in the Refining segment are costs relating to pipelines and terminals that operate in conjunction with the Refining segment as part of the supply and distribution networks of the refineries. The Pipeline Transportation segment includes approximately 1,000 miles of the Company's pipeline assets in Texas and New Mexico. Revenues from the Pipeline Transportation segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations.

3)   Earnings before interest, taxes, depreciation and amortization.

REFINING SEGMENT OPERATING DATA (Unaudited)

                                         THREE MONTHS ENDED           YEARS ENDED
                                               JULY 31,                JULY 31,
                                      -----------------------   -----------------------
                                          2002        2001         2002         2001
                                      ----------   ----------   ----------   ----------
Crude charge (BPD)(4) ...............      65,400       61,200       60,200       64,000

Average per barrel(5)
  Refinery margin ...................  $     6.25   $    10.14   $     6.73   $     9.80
  Cash operating costs(6) ...........        3.91         4.36         4.22         4.26
                                       ----------   ----------   ----------   ----------
  Net cash operating margin .........  $     2.34   $     5.78   $     2.51   $     5.54
                                       ==========   ==========   ==========   ==========

Sales of produced refined products
  Gasolines .........................        55.9%        54.2%        56.3%        56.1%
  Diesel fuels ......................        21.3         19.5         20.9         21.8
  Jet fuels .........................         9.9         11.6         10.6         10.8
  Asphalt ...........................         9.7         10.3          8.6          7.6
  LPG and other .....................         3.2          4.4          3.6          3.7
                                       ----------   ----------   ----------   ----------
       Total ........................       100.0%       100.0%       100.0%       100.0%
                                       ==========   ==========   ==========   ==========


4)     Barrels per day of crude oil processed.

5)     Represents average per barrel amounts for produced refined products sold.

6) Includes operating costs and selling, general and administrative expenses of refineries, as well as pipeline expenses that are part of refinery operations.

       FOR FURTHER INFORMATION, Contact:

       Matthew P. Clifton, President
       Stephen J. McDonnell, Vice President
       and Chief Financial Officer
       Holly Corporation
       214/871-3555

       This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this Form 8-K, are forward-looking statements. Such statements are subject to risks and uncertainties, including but not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the costs of defense and the risk of an adverse decision in the pending litigation against the Company brought by Longhorn Partners Pipeline, L.P., and general economic conditions. Although the Company believes that the expectations reflected by such forward-looking statements are reasonable based on information currently available to the Company, no assurances can be given that such expectations will prove to have been correct. This summary discussion of risks and uncertainties that may cause actual results to differ from those indicated in forward-looking statements should be read in conjunction with the discussion under the heading "Additional Factors That May Affect Future Results" included in Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2001, and the discussion under the heading "Additional Factors That May Affect Future Results" included in Item 2 of Part I of the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2002. All forward-looking statements included in this Current Report on Form 8-K and all subsequent oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above.

SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                       HOLLY CORPORATION
                                              ----------------------------------
                                              (Registrant)



Date:   September 25, 2002                    By  /s/ Stephen J. McDonnell
       --------------------                      -------------------------------
                                                 Stephen J. McDonnell
                                                 Vice President and Chief
                                                 Financial Officer